THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 3 OF THIS NOTE.

HIGHLAND BUSINESS SERVICES, INC.
Convertible Promissory Note Due December 31, 2011

$450,000.00	August 1, 2011

For value received, Highland Business Services, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to John P. Norton, Trustee of The Norton Family Living Trust (the "Lender" or “Holder”), or registered assigns, the principal sum of Four Hundred Fifty Thousand Dollars ($450,000.00) on or before December 31, 2011 (the "Maturity Date"), along with interest at the rate of 0.37% per annum, such interest to be due and payable on the Maturity Date, in each such case subject to earlier conversion pursuant to the provisions of Section 2 of this Note.

1. Terms. For value received, the Company hereby absolutely and unconditionally promises to pay to the order of Lender, on or before the Maturity Date, the principal sum of Four Hundred Fifty Thousand Dollars ($450,000) along with interest at the rate of 0.37% per annum, such interest to be due and payable on the Maturity Date, in each such case subject to earlier conversion pursuant to the provisions of Section 2 of this Note.  Interest shall be computed on the basis of the actual number of days elapsed divided by 360. Principal and interest shall be payable in lawful money of the United States of America, at the address of the Lender set forth herein or at such other place as the Lender may have designated from time to time in writing to the Company.

2. Conversion. This Note shall be subject to conversion as set forth below:

(a)
Optional Conversion.  The Company shall have the right, at its option, to convert the entire outstanding principal amount of this Note and accrued interest thereon into fully-paid and non-assessable shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Company at the Conversion Price, at any time before the Maturity Date by providing five (5) days’ notice to Lender.  The "Conversion Price" shall be determined by the fourteen (14) day average closing price based on the Company’s notice of conversion to Lender. Upon such conversion, subject to the provisions of Section 2(c) below, the Holder of this Note shall be entitled to a number of shares of Common Stock determined by dividing (x) the then outstanding principal amount of this Note and accrued interest thereon by (y) the Conversion Price. In order to finalize the Company’s exercise of this optional conversion, Lender shall surrender this Note to the Company during usual business hours at the Company's principal executive office in exchange for delivery to Lender of the Common Stock certificate. A partial optional conversion of this Note shall not be permitted. Consistent with Rule 144(d), in the event of a conversion at Company’s option, Holder’s holding period for the Note can be tacked on to satisfy the six (6) month restriction on Company’s common stock.

(b)	Mechanics of Conversion.

i.
As promptly as practicable after the surrender of this Note for conversion, the Company shall deliver or cause to be delivered at its principal executive office to the Holder, or on the Holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note in accordance with the provisions hereof.

ii.
Immediately upon delivery of the certificate or certificates representing the capital stock to Holder, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate and the Note shall be cancelled.

(c)
Fractional Shares. No fractional shares of capital stock shall be issuable upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

3. Requirements for Transfer.

(a)
This Note shall not be assigned or transferred, voluntarily or by operation of law, unless expressly authorized by the Company in a writing for that specific purpose. Any attempted assignment or transfer not in direct compliance herewith shall be void.

4. Prepayment of Principal. The principal indebtedness represented by this Note, together with all unpaid accrued interest thereon, may be prepaid in whole or in part, without the consent of the Holder of this Note.

5. Default. The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the Holder of this Note, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (each, an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

(a)
If default shall be made in the payment of any installment of principal on this Note, or of any installment of interest on this Note, and if any such default shall remain unremedied for ten (10) days; or

(b)
 If the Company (i) makes a composition or an assignment for the benefit of creditors, (ii) applies for, consents to, acquiesces in, or files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(c)
If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days; or

(d)	If the Company shall fail to perform any covenant, condition or agreement under this Note; or

(e)
If there shall be an occurrence of a breach or default by the Company under any agreement, instrument or obligation to which the Company is a party or by which it is bound involving any obligation of the Company which singly or in the aggregate is greater than $500,000; or

(f)
If any material adverse change shall have occurred in (i) the business, operations, properties, assets or condition (financial or otherwise) of the Company, (ii) the ability of the Company to perform its obligations under this Note, or (iii) the ability of the Lender to enforce any of its rights or remedies with respect to the obligations of the Company under this Note.

6. Representations and Warranties. The Company represents and warrants to the Lender that:

(a)
the Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where the nature of its business or the location or ownership of its properties requires such qualification and where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Debtor's business, operations, properties, assets, prospects or condition (financial or otherwise);

(b)
the Company has the full corporate power and authority to execute and deliver this Note and to perform all of the obligations hereunder, and all necessary corporate action has been taken to execute and deliver this Note and to make the borrowings hereunder;

(c)
this Note constitutes the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws generally affecting the enforcement of the rights of creditors; and

(d)
the execution, delivery and performance by the Company of this Note do not (i) violate any provisions of the Company's Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, decree or writ to which the Company or any of its properties are subject, or (ii) require the consent or approval of any person, entity or authority that has not been obtained, including, without limitation, any regulatory authority or governmental body or any political subdivision of any of the foregoing.

7. General.

(a)
Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and permitted assigns.

(b)
Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder of this Note.

(c)	Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

(d)
Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder hereof at their respective addresses set forth on the signature page or to such other address as may be furnished in writing to the other party hereto.

(e)
Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in the State of Nevada shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

(f)	No Rights as Stockholder. Until the conversion of this Note, the Holder of this Note shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

(g)	Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

(h)	Headings. The headings in this Note are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(i)
Corporate Approvals. Upon conversion by the Company pursuant to Section 2 of this Note, the Company covenants and agrees to take such actions as shall be necessary to properly authorize such number of shares of Common Stock as shall be necessary to give full effect to the conversion privileges of  Holder.

Remainder of Page Intentionally Blank; Signature Page to Follow

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

Highland Business Services, Inc.

By:	/S/ Wright W. Thurston

Name: Wright W. Thurston
Title: Chief Executive Officer

Address: 201 Avenida Fabricante, Ste 100 San Clemente, CA 92672 Attn: CEO

The Norton Family Living Trust

By:	/S/ John P. Norton

Name: John P. Norton
Title: Trustee

Physical Address: Mailing Address: